Exhibit 10.28

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

This License Agreement is effective as of August 8th, 2014 (the “Effective Date”), by and between THE SCRIPPS RESEARCH INSTITUTE, a California nonprofit public benefit corporation (“TSRI”), and FABRUS, INC., a Delaware corporation (“Licensee”), each located at the respective address set forth in Section 13.16 below, with respect to the facts set forth below.

RECITALS

A.  TSRI is engaged in fundamental scientific biomedical and biochemical research including research relating to stem cell transduction.

B.  Licensee is engaged in the research and development of therapeutic products for rare and severe diseases.

C.  TSRI has disclosed to Licensee certain technology and TSRI has the right to grant a license to the technology, subject to certain rights of the U.S. Government resulting from the receipt by TSRI of certain funding from the U.S. Government.

D.  TSRI desires to grant to Licensee, and Licensee wishes to acquire from TSRI, a license to certain patent rights of TSRI, all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, TSRI and Licensee hereby agree as follows:

1.           Definitions. Capitalized terms shall have the meaning set forth herein.

1.1           Affiliate. The term “Affiliate” shall mean any entity which directly or indirectly controls, or is controlled by Licensee. The term “control” as used herein means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entities. The term “Licensee” as used throughout this Agreement also includes its Affiliates.

1.2           Challenge. Licensee will be deemed to have made a “Challenge” of the Licensed Patent Rights if Licensee or a Sublicensee: (a) institutes, or causes its counsel to institute on Licensee’s or such Sublicensee’s behalf, any interference, opposition, re-examination or similar proceeding with respect to any Licensed Patent Right with the U.S. Patent and Trademark Office or any foreign patent office; or (b) makes any filing or institutes any legal proceeding, or causes its counsel to make any filing or institute any legal proceeding on Licensee’s or such Sublicensee’s behalf, with a court or other governmental body (including, without limitation, the U.S. Patent and Trademark Office or any foreign patent office) in which one or more claims or allegations challenges the validity or enforceability of any Licensed Patent Right; provided, however, that, any such action described in ***.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.3           Confidential Information. The term “Confidential Information” shall mean any and all proprietary or confidential information of TSRI or Licensee that the applicable party (the “Disclosing Party”) discloses to the other party (the “Receiving Party”) at any time and from time to time during the term of this Agreement. The provisions of this Agreement shall be considered the Confidential Information of both parties. Information shall not be considered confidential to the extent that the Receiving Party can establish by competent proof that such information:

(a)          is publicly disclosed through no fault of the Receiving Party, either before or after it becomes known to the Receiving Party;

(b)          was known to the Receiving Party prior to the date of this Agreement, which knowledge was acquired independently and not from the Disclosing Party (or the Disclosing Party’s employees); or

(c)          is subsequently disclosed to the Receiving Party in good faith by a third party who is not under any obligation to maintain the confidentiality of such information, and without breach of this Agreement by the Receiving Party.

Specific Confidential Information disclosed to a Receiving Party shall not be deemed to be within any of the foregoing exceptions merely because it is (i) embraced by more general information in the public domain or in the Receiving Party’s possession; (ii) a combination of features or data that can be pieced together by combining individual features or data from multiple sources in the public domain or in the Receiving Party’s possession to reconstruct the Confidential Information, but none of which shows the entire combination; and/or (iii) a selection or part of a document or embodiment where other information in the same document or embodiment becomes part of the public domain or in the Receiving Party’s possession.

1.4           Field. The term “Field” shall mean all fields of use.

1.5           Licensed Patent Rights. The term “Licensed Patent Rights” shall mean Patent Rights Umbrella and Patent Rights Humanized.

1.6           Licensed Product. The term “Licensed Product” shall mean any product the manufacture, use, sale, offer for sale or importation of which would, in the absence of the license granted by this Agreement, infringe any of the Licensed Patent Rights, but excluding products containing or comprising ***.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.7           Net Sales. The term “Net Sales” shall mean the gross amounts invoiced by Licensee and its Sublicensees, or any of them, on all sales of Licensed Products, less the following items, to the extent directly applicable to such sales of Licensed Products (if not previously deducted from the amount invoiced): (a) reasonable and customary trade, quantity and cash discounts actually granted; (b) reasonable and customary rebates and retroactive price reductions actually granted, including but not limited to rebates and chargeback payments granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and purchasers and reimbursers, or to trade customers; (c) credits or allowances actually granted upon claims of nonconforming Licensed Products, rejections or returns of Licensed Products; (d) prepaid freight charges for the delivery of Licensed Products; and (e) sales, use or excise taxes imposed or other governmental taxes charged and actually paid on the with sale of Licensed Products (but excluding any value added taxes or taxes based on income or gross receipts Net Sales shall include all consideration charged by Licensee or Sublicensees in exchange for any Licensed Products, including without limitation any monetary payments or, with regard to any other property paid in exchange for any Licensed Products, an amount in cash equal to the fair market value of such property. For purposes of determining Net Sales, a sale shall be deemed to have occurred when an invoice therefor is generated or the Licensed Product is shipped for delivery, whichever occurs first. Sales of Licensed Products by Licensee to a Sublicensee or Affiliate for resale or by a Sublicensee to an Affiliate of Licensee for resale shall be excluded, and only the subsequent sale of such Licensed Products by such Affiliates or Sublicensees to unrelated parties shall be deemed Net Sales hereunder. Notwithstanding the foregoing, Net Sales shall not include the use of any Licensed Product in any clinical, pre-clinical or non-clinical research or development activities, or provision of License Products in a sampling program or compassionate use program in which no monetary or other consideration is paid to or received by Licensee or any Sublicensee.

The deductible items listed in sub-clauses (a) – (e) above shall be either (i) included as line items on the invoice, or (ii) documented as being specifically attributable to actual sales of Licensed Products in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or International Financing Reporting Standards (“IFRS”), as applicable, consistently applied throughout the organization of the selling party, and provided that such amounts are included in the quarterly Royalty Reports that Licensee sends to TSRI pursuant to Section 5.4. If Licensee or other selling party receives refunds or reimbursements of any amounts deducted as set forth herein, then such refunded or reimbursed amounts shall be considered Net Sales in the applicable reporting period in which such refunded or reimbursed amounts are received.

1.8           Patent Rights Humanized. The term “Patent Rights Humanized” shall mean:

(a)          Patent application number ***;

(b)          United States and foreign counterpart patents or patent applications claiming and entitled to the priority date of the respective patents and patent application(s) referenced in sub-clause (a) above;

(c)          Divisionals, substitutions, continued prosecution applications, including requests for continued examination, and continuations of any patents or patent applications referenced in sub-clauses (a) and (b) above and any patents issued thereon;

(d)          Any claim(s) of a continuation-in-part claiming and entitled to the priority date of the respective patents and patent application(s) referenced in sub-clauses (a) - (c) above and any patents issued thereon; and

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(e)          Reissues, reexaminations, renewals and patent term extensions of the patents referenced in sub-clauses (a) - (d) above.

1.9           Patent Rights Umbrella. The term “Patent Rights Umbrella” shall mean:

(a)          Patent application number ***;

(b)          United States and foreign counterpart patents or patent applications claiming and entitled to the priority date of the respective patents and patent application(s) referenced in sub-clause (a) above;

(c)          Divisionals, substitutions, continued prosecution applications, including requests for continued examination, and continuations of any patents or patent applications referenced in sub-clauses (a) and (b) above and any patents issued thereon;

(d)          Any claim(s) of a continuation-in-part claiming and entitled to the priority date of the respective patents and patent application(s) referenced in sub-clauses (a) - (c) above and any patents issued thereon; and

(e)          Reissues, reexaminations, renewals and patent term extensions of the patents referenced in sub-clauses (a) - (d) above.

1.10         Royalty Report. The term “Royalty Report” shall have the meaning ascribed to such term as provided in Section 5.4.

1.11         Sublicensee. The term “Sublicensee” shall mean any third party to whom Licensee grants a sublicense or distribution or marketing rights with respect to the rights conferred upon Licensee under this Agreement, as contemplated by Section 2.2.

1.12         Sublicense Revenues. The term “Sublicense Revenues” shall mean all revenues and other consideration paid to Licensee in consideration of (a) the grant by Licensee of a sublicense to the Licensed Patent Rights to any Third Party that is not an Affiliate, (b) the grant of distribution or marketing rights with respect to Licensed Products, and/or (c) the sale or other transfer of that portion of Licensee’s or an Affiliate’s business or assets that relates to the rights granted under this Agreement. Without limiting the generality of the foregoing, Sublicense Revenues shall include without limitation all upfront fees, license fees, milestone payments, technology access fees, premiums above the fair market value on sales of debt or equity securities of Licensee or of an Affiliate, annual maintenance fees, and any other payments received in consideration of such sublicense, distribution or marketing rights or sale or other transfer. Sublicense Revenues shall include revenues and other consideration paid to Licensee in consideration of the grant by Licensee of a sublicense to the Licensed Patent Rights, whether under the agreement in which the sublicense is granted or under any other agreement entered into between Licensee as part of the same transaction in which such sublicense is granted. However, Sublicense Revenues shall exclude: (i) all royalties on a Sublicensee’s (and its sublicensees’) sales of Licensed Products; (ii) payments for debt or equity securities of Licensee or of an Affiliate to the extent of the fair market value of such securities as of the date of receipt of such payments, as determined by Licensee’s or such Affiliate’s board of directors; (iii) reimbursement for patent filing, prosecution and maintenance costs of the Licensed Patent Rights incurred by Licensee; (iv) funding or reimbursement for costs of research and development activities conducted by Licensee or for the cost of goods of materials supplied by Licensee in each case to the extent attributable to the Licensed Patent Rights and/or Licensed Products and which are incurred after the execution of such sublicense; and (v) any proceeds from the sale or other transfer of substantially all of Licensee’s business or assets. Any non-cash Sublicense Revenues received by Licensee shall be valued at its fair market value as of the date of receipt as mutually determined in good faith by the parties.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.13         Valid Claim. The term “Valid Claim” shall mean a claim of an issued and unexpired patent within the Licensed Patent Rights that has not been held invalid or unenforceable by a court or other appropriate governmental body of competent jurisdiction in a ruling that is unappealed or unappealable within the time allowed for appeal. The term “Valid Claim” shall also include the claims of a pending patent application within the Licensed Patent Rights which have not been pending for a period of more than seven (7) years from the date of first examination on the merits of that patent application.

2.           Grant of License.

2.1           Grant of License Under Licensed Patent Rights. TSRI hereby grants and Licensee accepts, subject to the terms and conditions of this Agreement, a worldwide, royalty-bearing license, with limited rights to sublicense pursuant to Section 2.2, under the Licensed Patent Rights to practice the inventions claimed in the Licensed Patent Rights to make, have made, use, have used, sell, have sold, offer to sell and import Licensed Products in the Field.

2.2           Sublicensing. Licensee shall have the right to grant and authorize sublicenses (with the right to grant further sublicenses) to any party with respect to the rights conferred upon Licensee under this Agreement. Any sublicense granted under this Section 2.2 shall be subject in all respects to the applicable provisions contained in this Agreement (including without limitation the provisions regarding governmental interest, reservation of rights, development efforts, reporting, audit rights, indemnity, insurance, Challenges, warranty disclaimer, limitation of liability, confidentiality, and rights upon expiration or termination). In the event of a conflict between this Agreement and the terms of any sublicense, the terms of this Agreement shall control. Licensee shall forward to TSRI a copy of any and all fully executed sublicense agreements within thirty (30) days of execution. Licensee shall at all times be and remain responsible for the compliance by Sublicensees with the terms and conditions of this Agreement as applicable to such Sublicensees, including without limitation the payment of all amounts that may become due hereunder as a result of any Sublicensees’ activities.

2.3           No Other License. This Agreement confers no license or rights by implication, estoppel or otherwise under any patent applications or patents or intellectual property of TSRI other than the Licensed Patent Rights regardless of whether such patent applications, patents or intellectual property are dominant or subordinate to the Licensed Patent Rights.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.4           *** TSRI agrees that it shall not grant any other licenses to TSRI’s interest in the Licensed Patent Rights other than a license to ***. ***shall exclude products with respect to ***.

2.5           Governmental Interest. Licensee and TSRI acknowledge that TSRI has received, and expects to continue to receive, funding from the United States Government in support of TSRI’s research activities. Licensee and TSRI acknowledge and agree that their respective rights and obligations under this Agreement shall be subject to the rights of the United States Government, existing and as amended, which may arise or result from TSRI’s receipt of research support from the United States Government, including without limitation 37 C.F.R. Part 401, the National Institutes of Health (“NIH”) Grants Policy Statement and the NIH Guidelines for Obtaining and Disseminating Biomedical Research Resources.

2.6           Reservation of Rights. Notwithstanding the license granted under Section 2.1, TSRI reserves the right to use for any internal research and educational purposes any Licensed Patent Rights licensed hereunder, without TSRI being obligated to pay Licensee any royalties or other compensation or to account to Licensee in any way. In addition, TSRI reserves the right to grant non-exclusive licenses to use the Licensed Patent Rights for internal research and educational purposes to other nonprofit or academic institutions, without the other nonprofit or academic institution being obligated to pay Licensee any royalties or other compensation or to account to Licensee in any way.

3.           Royalties and Other Payments.

3.1           Annual Maintenance Fee. Licensee shall pay to TSRI a nonrefundable minimum annual fee in the amount of ***. The first payment is due on January 1, 2015 and subsequent payments will be made on January 1 of each subsequent calendar year during the term of this Agreement. Such payments may be credited against running royalties due for that calendar year and Royalty Reports shall reflect such a credit. The minimum annual fee shall not be credited against any milestone payments, Sublicense Payments, royalties due for any preceding or subsequent calendar year or against any other amounts due by Licensee under this Agreement.

3.2           Running Royalties. Licensee shall pay to TSRI running royalties on a Licensed Product-by-Licensed Product and country-by-country basis in the amount of *** of Net Sales of Licensed Products in all countries in which the manufacture, use, sale, offer for sale or import of such Licensed Product would, in the absence of the license under the Licensed Patent Rights granted by this Agreement, infringe one or more Valid Claims in that country.

3.3           Royalty Payments. Licensee shall pay to TSRI all royalties required by Section 3.2 within *** days after the end of each calendar quarter, based upon Net Sales during the immediately preceding calendar quarter. Licensee shall make all such royalty payments itself to TSRI, and/or cause its Affiliates or Sublicensees to pay to TSRI all royalties resulting from Net Sales by its Affiliates or Sublicensees, within the time period specified in the preceding sentence.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.4           Combination Products. If a Licensed Product is sold in any country in combination with another active ingredient that is not a Licensed Product (“Combination Product”), then Net Sales of the Licensed Product portion of such Combination Product shall be calculated by multiplying the actual gross selling price of the Combination Product, less the deductions in Section 1.7, by the fraction A/(A+B), where A is the average gross sale price of the Licensed Product in such country during the royalty period in question, when sold separately from such other active ingredient in the same strength and dosage form, and B is the average gross sale price of the other active ingredient in that country during the royalty period in question, when sold separately from the Licensed Product in the same strength and dosage form. If either the Licensed Product or the other active ingredient is not sold separately in a given country during that royalty period, or if the average gross sale price of the Licensed Product or the other active ingredient when sold separately from each other in such country cannot be determined, then Net Sales of such Licensed Product portion of the Combination Product shall be as reasonably allocated by Licensee between such Licensed Product and such other active ingredient based on the relative value contributed by each component, and as agreed by TSRI, such agreement not to be unreasonably withheld or delayed.

3.5           Royalty Credit. If Licensee, its Affiliate or its Sublicensee is required to license or acquire technology from a third party because the manufacture, use, sell, offer for sale or import of any Licensed Product pursuant to the license to the Licensed Patent Rights granted in Section 2.1 would infringe that third party’s rights unless a license or other right to such third party technology is obtained, then Licensee may deduct up to *** of amounts paid to such third party from the payments owing to TSRI for such Licensed Product. The above offset right is subject to the requirement that (i) the royalty or other amounts owed to TSRI under this Agreement shall not be reduced by more than *** of the amounts that would otherwise be due hereunder without such credit and (ii) if payments to such third party are subject to a royalty stacking credit, that credit shall be applied to determine the payments due to the third party, which in turn shall be used to determine the Royalty Credit applicable to Licensee’s payments to TSRI. Licensee will give TSRI prior written notice of any third party arrangement prior to seeking to deduct any payments to the third party under the terms of this Section 3.5 in order to explain to TSRI the basis for licensing or acquiring rights to such third party’s technology in accordance with the parameters set forth above.

3.6           No Multiple Royalties. No multiple royalties shall be due because any Licensed Product is covered by more than one of the Licensed Patent Rights. In such case, Licensee shall pay only one royalty at the applicable rate pursuant to Section 3.2 above, as adjusted pursuant to Section 3.4 and/or Section 3.5, as applicable.

3.7           Arms-Length Transactions. On sales of Licensed Products which are made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Section 3 to such a transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quality and quantity of Licensed Products on or about the time of such transaction in the applicable country.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.8          Payment Increase in the Event of a Challenge.

3.8.1           Royalty Increase. Notwithstanding anything to the contrary in this Agreement, in the event Licensee or a Sublicensee directly or indirectly institutes or makes any Challenges, the amount of the minimum annual fee and the milestone payments and the percentage rate for royalties set forth in Section 3.2 shall be doubled during the pendency of such Challenges from the date the Challenging party first institutes or makes such Challenges and during the pendency of such Challenges, and shall continue to apply after the conclusion of such Challenges in the event that at least one (1) Valid Claim that covers a Licensed Product is held to be valid and enforceable.

3.8.2           No Right to Recoup. In the event Licensee or a Sublicensee directly or indirectly institutes or makes any Challenges, Licensee shall have no right to recoup, recover, set-off or otherwise get reimbursement of any royalties, annual fees, Sublicense Payments, milestone payments, patent costs or other monies paid hereunder to TSRI prior to or during the period of such Challenges. Licensee hereby voluntarily and irrevocably waives any right to seek return of such royalties, annual fees, Sublicense Payments, milestone payments, patent costs or other monies in the event Licensee or a Sublicensee directly or indirectly institutes or makes any Challenges.

3.8.3           Pre-Challenge Requirements. Licensee will provide written notice to TSRI at least one hundred eighty (180) days prior to Licensee or a Sublicensee instituting or making any Challenges. Licensee will include with such written notice a summary description of facts and arguments that support its contention that any of the Licensed Patent Rights are invalid or unenforceable. During such one hundred eighty (180) day period, the parties will discuss the same and attempt in good faith to mutually resolve such issues.

3.8.4           Reasonable Provisions. The parties agree that neither of them is entering into this Agreement with the anticipation that Challenges will be instituted or made by Licensee or any of its Sublicensees against TSRI, and consequently the percentage rates for royalties and Sublicense Payments and the other financial terms and conditions herein reflect that understanding. Licensee and TSRI further agree that if the parties did expect that such Challenges would be made against TSRI, the percentage rates for royalties and Sublicense Payments and the other financial terms and conditions herein would be significantly higher. Accordingly, the parties agree that the provisions for increasing the percentage rates for royalties and Sublicense Payments and the other amounts specified in Section 3.8.1 and the other provisions of this Section 3.8 are reasonable and reflect a mutual adjustment of certain financial provisions of this Agreement to accommodate those situations in which a Challenge is made against TSRI in lieu of increasing the percentage rates for royalties and Sublicense Payments and the other financial terms and conditions of this Agreement as of the Effective Date.

3.9           Duration of Royalty Obligations. The royalty obligations of Licensee as to each Licensed Product shall continue on a country-by-country basis until the expiration of the last to expire Valid Claim that covers such Licensed Product in that country.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4.           Additional Consideration.

4.1           Sublicense Payments. All Sublicense Revenues shall be reported and Sublicense Payments (defined below) paid to TSRI by Licensee within thirty (30) days of Licensee’s receipt of such Sublicense Revenues. Licensee’s reports to TSRI regarding Sublicense Revenues shall contain an explanation and calculation of the amount of Sublicense Payments due to TSRI pursuant to the schedule below. Licensee’s obligation to pay Sublicense Payments to TSRI shall continue for as long as royalties are due to TSRI pursuant to Section 3.8. Licensee shall pay to TSRI a non-creditable, non-refundable percentage of Sublicense Revenues according to the following schedule (“Sublicense Payments”):

Date of Sublicense Grant	Percent of Sublicense
(from Effective Date)	Revenues Payable to TSRI

Sublicense agreement executed prior to ***	***

Sublicense agreement executed after ***	***

Sublicense agreement executed after ***	***

Any milestone payment that Licensee makes to TSRI under Section 4.2 below upon achievement of a given milestone event by a Sublicensee will be credited against any payment due under this Section 4.1 only with respect to Sublicense Revenues received in connection with achievement of the same milestone event and only up to the amount of the Sublicense Payment due hereunder (i.e., no carry forward credit if the credit from the milestone payment exceeds the amount of the Sublicense Payment due for the same milestone event).

4.2           Product Development Milestones. Licensee shall pay to TSRI the following non-creditable, non-refundable amounts for the achievement of the following product development milestone events within thirty (30) days of the first achievement of each milestone event with respect to each Licensed Product by Licensee or its Affiliate or Sublicensee as follows:

Milestone Event	Payment

Initiation of ***	***

Initiation of ***	***

Initiation of ***	***

***	***

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

For clarification, each of the foregoing milestone payments shall be payable only one time for each Licensed Product that is or contains a particular molecular entity as an active ingredient, and only with respect to the first achievement of the applicable milestone by a Licensed Product comprising or containing that same molecular entity, regardless of the number of Licensed Products comprising or containing that same molecular entity that achieve such milestone.

For purposes of this Agreement, the following definitions shall apply

(a)          The term “FDA” means the United States Food and Drug Administration.

(b)          The term “first commercial sale” means the first sale of a Licensed Product by Licensee or its Affiliate or Sublicensee to a third party that is not an Affiliate or Sublicensee in a given country after the receipt of all permits, authorizations, licenses and approvals (or waivers) required for the commercialization of such Licensed Product in such country (including pricing and reimbursement approval if required).

(c)          The term “IND” means an Investigational New Drug application (as more fully defined in 21 C.F.R. Part 312, et. seq.) filed with the FDA, or the equivalent application filed with any equivalent agency or governmental authority in the European Union or Japan.

(d)          The term “Initiation” means, with respect to a clinical trial, the first dosing of the first patient in such trial.

(e)          The term “Phase 1 Trial” means a clinical trial that provides for the first introduction into humans of a Licensed Product, conducted in normal volunteers or patients, and would satisfy the requirements for a Phase 1 study as defined in 21 C.F.R. §312.21(a) (or its successor regulation), or its equivalent in the European Union or Japan.

(f)          The term “Phase 2 Trial” means a clinical trial that is conducted in human patients to evaluate the safety, dose ranging and efficacy of a Licensed Product and would satisfy the requirements for a Phase 2 study as defined in 21 C.F.R. §312.21(b) (or its successor regulation), or its equivalent in the European Union or Japan.

(g)          The term “Phase 3 Trial” means a pivotal clinical trial that is conducted in human patients with a defined dose or a set of defined doses and would satisfy the requirements for a Phase 3 study as defined in 21 C.F.R. §312.21(c) (or its successor regulation), or its equivalent in the European Union or Japan, and is designed to ascertain efficacy and safety of a Licensed Product for the purpose of submitting an application for marketing authorization to the applicable regulatory authority.

4.3 ***Sublicensing Payments. TSRI shall pay Licensee *** for the license of ***.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.           Development and Commercialization Activities.

5.1           Development Plan and Benchmarks. Attached hereto as Exhibit A is Licensee’s development plan under which Licensee currently intends to bring the subject matter of the Licensed Patent Rights to the point of commercial use (“Commercial Development Plan”). Attached hereto as Exhibit B is a list of benchmarks with respect to development of Licensed Products (“Benchmarks”) and the target date for meeting such Benchmarks. Licensee shall use commercially reasonable efforts, itself or through its Sublicensees, to develop and obtain regulatory approvals to market and sell Licensed Products in the Field as promptly as is reasonably and commercially feasible, and, subject to obtaining necessary regulatory approvals, to produce and sell reasonable quantities of Licensed Products.

5.2           Progress Reports. Licensee shall keep TSRI generally informed as to Licensee’s progress with respect to its development of Licensed Products, including without limitation its regulatory filings and approvals, marketing, production, and sale of Licensed Products and its efforts to sublicense the Licensed Patent Rights. Licensee shall also provide to TSRI written annual reports on its progress in the development and commercialization of Licensed Products in the Field by September 30 of each calendar year. These progress reports shall include without limitation: progress on research and development of Licensed Products; status of applications for regulatory approvals for Licensed Products; progress towards achieving the Benchmarks; manufacturing of Licensed Products; sublicensing of Licensed Patent Rights; marketing, importing and sales efforts with respect to Licensed Products during the preceding calendar year as well as plans for the present calendar year; and a summary of the results of animal experiments and IND-enabling studies with respect to Licensed Products. The parties hereto acknowledge and agree that achievement of the Benchmarks on or before the target dates set forth on Exhibit B shall be evidence of compliance by Licensee with its development obligations hereunder for the time periods specified in Exhibit B. If reported progress in these annual reports shows that the Benchmarks have not been achieved by the target dates set forth on Exhibit B, Licensee shall explain the reasons for such differences in its annual reports, and Licensee may amend Exhibit B upon written consent by TSRI, such consent not to be unreasonably withheld, if such proposed amendment is supported by a detailed showing by Licensee of its commercially reasonable efforts at diligence in its performance of research and development of Licensed Products. Licensee shall also report to TSRI the dates that Licensee or its Sublicensees achieve the events described on Exhibit C attached hereto within ninety (90) days of such occurrences.

5.3           Failure of Diligence Efforts. If Licensee does not achieve a Benchmark within the time provided in Exhibit B (as may be amended as provided above) following commercially reasonable efforts of Licensee to meet such Benchmark, and does not achieve such Benchmark within a *** months cure period, then Licensee may make the milestone payment under Section 4.2 corresponding to such Benchmark, and Licensee and TSRI shall negotiate a new time for achievement of such Benchmark and any subsequent timeframes relying upon the meeting of such Benchmark. If Licensee fails to meet the revised time for achieving such Benchmark, TSRI has the right, at its option, to terminate this Agreement, terminate the licensed rights hereunder with respect to a particular Licensed Product or country, or notwithstanding Section 2.4 shall have the right to grant a license to any third party, upon *** days’ prior written notice to Licensee. For clarification, failure to achieve the Benchmarks within the time provided in Exhibit B (as may be amended as provided above) shall not constitute a breach of this Agreement by Licensee.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.4           Royalty Reports. Licensee shall submit to TSRI, no later than *** days after the end of each calendar quarter, following the first commercial sale of the first Licensed Product, a royalty report (the “Royalty Report”) setting forth for such quarter at least the following information on a country-by-country and Licensed Product-by-Licensed Product basis:

(a)          the number of units of Licensed Products sold by Licensee and its Sublicensees;

(b)          the gross amounts due or invoiced for such Licensed Products sold by Licensee and its Sublicensees;

(c)          a detailed listing of any credits under Section 3.5 and deductions applicable to determine Net Sales of Licensed Products pursuant to Section 1.7, the calculation for Combination Products under Section 3.4, and any refunds or reimbursed amounts previously deducted which are deemed Net Sales pursuant to Section 1.7; and

(d)          the amount of royalties due under Section 3, or if no royalties are due to TSRI for any reporting period, the statement that no royalties are due and a detailed explanation why they are not due for that quarterly period.

Each Royalty Report shall be certified as correct by an officer of Licensee.

5.5           Payments. Licensee shall pay to TSRI with each Royalty Report the amount of royalties due with respect to such quarter. Licensee shall specify which Licensed Patent Rights are utilized for each Licensed Product included in the Royalty Report. All payments due under this Agreement shall be deemed received when funds are credited to TSRI’s bank account and shall be payable by check or wire transfer in United States Dollars to an account designated by TSRI.

5.6           Foreign Sales. The remittance of royalties payable on sales outside the United States shall be payable to TSRI in United States Dollar equivalents at the official rate of exchange of the currency of the country from which the royalties are payable, as quoted in The Wall Street Journal for the last business day of the calendar quarter in which the royalties are payable. If the transfer of or the conversion into the United States Dollar equivalents of any such remittance in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based, to the credit and account of TSRI or its nominee in any commercial bank or trust company designated by TSRI and located in that country, prompt written notice of which shall be given by Licensee to TSRI.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.           Record Keeping. Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, accurate records (together with supporting documentation) of sales of Licensed Products under this Agreement, as appropriate to determine the amount of royalties, Sublicense Payments and other monies due to TSRI hereunder. Such records shall be retained for at least three (3) years following the end of the reporting period to which such records relate. Such records shall be available, upon prior written notice to Licensee, during normal business hours for examination and copying by and independent certified public accountant designated by TSRI for the purpose of verifying the accuracy of Licensee’s reports and payments hereunder provided that such accountant shall enter into a reasonable confidentiality agreement with Licensee prior to conducting such examination. In conducting examinations pursuant to this Section 6, such accountant shall have access to, and may disclose to TSRI in confidence, all records which TSRI or its accountant reasonably believes to be relevant to the calculation of royalties and other payments due to TSRI under this Agreement. Except as set forth above, such accountant shall not disclose to TSRI any information other than information relating to the accuracy of reports and payments made under this Agreement. These examinations shall be at TSRI’s expense, except that if an examination shows an underreporting or underpayment of *** or more for any twelve (12) month period, then Licensee shall pay the cost of such examination (including TSRI’s accountant’s fees and other out-of-pocket costs), as well as any additional payments that would have been payable to TSRI under this Agreement had Licensee reported correctly, plus interest on such amounts at the rate of *** per month. All payments due hereunder shall be made within thirty (30) days of Licensee’s receipt of a copy of the audit report. TSRI may exercise its audit rights under this Section 6 no more frequently than once in any calendar year, and TSRI may audit records of any given financial period no more than once.

7.           Patent Matters.

7.1           Patent Prosecution and Maintenance. From and after the date of this Agreement, the provisions of this Section 7 shall control the prosecution of any patent application and maintenance of any patent included within Licensed Patent Rights. *** shall (a) direct and control the preparation, filing and prosecution of the United States and foreign patent applications within the *** (including without limitation any reissues, reexaminations, appeals to appropriate patent offices and/or courts, post-issuance proceedings, interferences and foreign oppositions); and (b) maintain the patents issuing therefrom. *** shall (i) direct and control the preparation, filing and prosecution of the United States and foreign patent applications within the *** (including without limitation any reissues, reexaminations, appeals to appropriate patent offices and/or courts, post-issuance proceedings, interferences and foreign oppositions); and (ii) maintain the patents issuing therefrom. TSRI shall have the right to select the patent counsel reasonably acceptable to Licensee with respect to Patent Rights Umbrella and TSRI may also use TSRI’s Office of Patent Counsel (“OPC”) in addition to outside patent counsel for the patent prosecution and maintenance described herein. The fees and expenses associated with such work done by TSRI’s OPC and its outside patent counsel shall be paid by Licensee as set forth below. Licensee shall have the right to select patent counsel reasonably acceptable to TSRI with respect to Patent Rights Humanized.

7.2           Information to Licensee. Each party shall keep the other party timely informed with regard to the patent application and maintenance processes with respect to Licensed Patent Rights. Each party shall deliver to the other party copies of all patent applications, amendments, related correspondence and other related patent documents with respect to Licensed Patent Rights. Licensee shall have ***. TSRI, its patent counsel and OPC will use reasonable efforts to implement all reasonable and timely requests made by Licensee with regard to the preparation, filing, prosecution and/or maintenance of the patent applications and/or patents within Patent Rights Umbrella; provided, however, that in the event of a disagreement between TSRI and Licensee with respect to any such patent prosecution or maintenance matters, TSRI shall have the final decision making authority over all such matters.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.3           Patent Costs. Licensee acknowledges and agrees that the licenses granted hereunder are in partial consideration for Licensee’s agreement to pay patent fees and expenses as described herein. Licensee shall pay to TSRI all fees and expenses for the work referenced in Sections 7.1 and 7.2 according to the following schedule:

***	***

*** excluding *** (and related application(s) as described in clauses 1.9 (b)-(e)) and *** (and related application(s) as described in clauses 1.9 (b)-(e))	***

*** (and related application(s) as described in clauses 1.9 (b)-(e))	***

*** (and related application(s) as described in clauses 1.9 (b)-(e))	***

***, in its sole discretion, will be responsible for all patent costs it incurs for the filing and prosecution of ***. ***shall pay ***of the patent costs incurred by *** for filing and prosecuting any patent applications comprising the *** as referenced in ***, other than (i) *** (and related application(s) as described in Section ***), for which *** shall pay all of the patent costs incurred for filing and prosecuting, and (ii) *** (and related application(s) as described in Section ***), for which *** shall pay none of the patent costs incurred for filing and prosecuting. Licensee shall pay to TSRI such patent fees and expenses associated with the work on the Patent Rights Umbrella performed by TSRI’s OPC and/or its outside patent counsel payable by Licensee in accordance with this Section 7.3 within thirty (30) days after Licensee receives an invoice itemizing such expenses. Failure of Licensee to pay patent fees and expenses as set forth in this Section 7.3 shall immediately relieve TSRI from its obligation to incur any further patent fees and expenses. For clarity, if Licensee does not pay any patent fees and expenses due to TSRI (for work performed by TSRI’s OPC or by outside patent counsel) in accordance with this Section 7.3 within thirty (30) days after Licensee’s receipt of an itemized invoice therefor, TSRI shall have the right, in its sole discretion, to cease all patent prosecution and maintenance and allow Patent Rights Umbrella to go abandoned. Such action by TSRI shall not constitute a breach of this Agreement. Licensee may elect with a minimum of *** days’ prior written notice to TSRI, to discontinue payment for the filing, prosecution and/or maintenance of any patent application and/or patent within Licensed Patent Rights (including but not limited to all expenses for work performed by TSRI’s OPC or by outside patent counsel). Licensee shall remain liable for all patent prosecution and maintenance fees and costs incurred prior to the date of such notice of election and during the ninety (90)-day period immediately following the date of such notice. Any such patent application or patent so elected shall immediately be excluded from the definition of Licensed Patent Rights and from the scope of the licenses granted under this Agreement, and all rights relating thereto shall revert exclusively to TSRI.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.4          Ownership. TSRI exclusively owns all right, title and interest in and to the TSRI’s interest in the Licensed Patent Rights.

7.5          TSRI Right to Pursue Patent. If at any time during the term of this Agreement, Licensee’s rights with respect to any of the Licensed Patent Rights are terminated in accordance with the terms of this Agreement, TSRI has the right, but not the obligation, to take whatever action TSRI deems appropriate to obtain or maintain the corresponding patent protection. If TSRI pursues such patent protection under this Section 7.5, Licensee agrees to cooperate fully, including by providing, at no charge to TSRI, all appropriate technical data and executing all necessary legal documents.

7.6          Infringement Actions.

7.6.1           Prosecution of Infringements. *** agrees to promptly notify *** in the event that *** becomes aware of any infringement or threatened infringement by a third party of any of the ***.  In order to maintain the licenses granted hereunder in force, subject to the conditions set forth in this Section 7.6.1, *** shall prosecute any and all infringements of any *** by third parties that could reasonably be expected to have a material adverse impact on any ***, unless otherwise agreed in writing by *** and ***.  ***does not have any obligation to prosecute any infringements of any *** by third parties that *** does not reasonably expect to have a material adverse impact on any ***.  If any such infringement could reasonably be expected to have a material adverse impact on any ***, *** shall have the right to bring and control any action or proceeding with respect to infringement of any ***, at its own expense and by counsel of its own choice.  If any such infringement could also reasonably be expected to have a material adverse impact on any licensed product under the ***, *** would provide *** the right, at its own expense, to be represented in any such action by counsel of its own choice.  *** may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense, but only with *** prior written consent if such settlements, stipulated judgments or other arrangements would affect *** business or its rights in the ***; provided that such consent shall not be unreasonably withheld or delayed.  *** shall permit any such action or proceeding by *** to be brought in *** name if required by law or to join any action or proceeding as a necessary party if required for prosecution of such action or proceeding (which shall be a condition to any obligation of *** to prosecute infringement of any *** to the extent necessary to enable *** to do so), and *** shall hold *** harmless from all liabilities and expenses with respect to such infringement action or proceeding brought by ***.  *** agrees to provide reasonable assistance of a technical nature which *** may require in any action or proceeding brought by *** as provided in this Section 7.6.1, for which *** shall pay to *** a reasonable hourly rate of compensation. Beginning upon execution of the *** ***, and at *** request, *** shall use commercially reasonably efforts to have *** cooperate and if necessary cause *** to join any action or proceeding brought by *** as a necessary party if required for prosecution of such action or proceeding (which shall be a condition to any obligation of *** to prosecute infringement).  If *** does not prosecute any such infringement of ***, *** shall promptly notify *** in writing.  In such events, *** will have the right, but not the obligation, to prosecute such infringement itself.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.6.2           Allocation of Recovery. Any damages, settlements or other recovery from an infringement action undertaken by *** pursuant to Section 7.6.1 shall first be used to reimburse the parties for the fees and expenses incurred in such action, and shall thereafter be allocated between and paid to the parties as follows: *** to ***, and *** to *** which may be allocated between *** and *** as they may agree in writing in connection with any cost-sharing arrangement with respect to such action. If *** fails to prosecute any such action or fails to prosecute such action to completion, and *** instead prosecutes such action, then any damages or other recoveries net of the parties’ fees and expenses incurred in such infringement action shall be allocated entirely to ***.

7.6.3           Defense of Infringements. Licensee or its Sublicensees shall, at its expense, have the sole right, but not the obligation, to defend any suits against Licensee or Sublicensees alleging infringement of any third party intellectual property right due to Licensee’s or its Sublicensee’s practice of the Licensed Patent Rights or its development or commercialization of Licensed Products. Licensee shall promptly notify TSRI in writing of such claims, and TSRI and Licensee shall confer with each other and cooperate during the defense of any such action. TSRI shall, at its expense, have the right to retain separate independent counsel to assist in defending any such actions to the extent involving TSRI. In no event shall TSRI have any liability whatsoever for any damages, litigation costs or other amounts due to any third party in connection with any such action or suit described in this Section 7.6.3 (except for costs of TSRI’s own counsel as provided above). If the third party intellectual property right is held not to be infringed or is held unenforceable or invalid, any recovery of damages with respect to such suit shall first be applied to reimburse all litigation fees and expenses of TSRI, next to reimburse all litigation fees and expenses of Licensee, and thereafter Licensee shall be entitled to keep the remaining balance from any such recovery. For clarity, the parties agree that this Section 7.6.3 shall in no way limit Licensee’s obligations under Section 8.1 to indemnify, defend and hold harmless Indemnitees (as defined in Section 8.1 below) with respect to third party claims alleging infringement of such third party’s intellectual property rights.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.           Indemnity and Insurance.

8.1           Indemnity. Licensee hereby agrees to indemnify, defend (by counsel reasonably acceptable to TSRI) and hold harmless TSRI and any parent, subsidiary or other affiliated entity of TSRI and their respective trustees, directors, officers, employees, scientists, agents, students, successors, assigns and other representatives (collectively, the “Indemnitees”) from and against all damages, liabilities, losses and other expenses, including without limitation reasonable attorney’s fees, expert witness fees and costs incurred by the Indemnitees, with respect to any third party claim, suit or action asserted against any of the Indemnitees, whether or not a lawsuit or other proceeding is filed (collectively “Claims”), that arise out of or relate to (a) Licensee’s or any of its Sublicensees’ practice of any invention claimed by the Licensed Patent Rights, (b) alleged defects or other problems with any of the Licensed Products manufactured, sold, distributed or rendered by or on behalf of Licensee or any Sublicensee, including without limitation any personal injuries, death or property damages related thereto, (c) the research, development, manufacture, use, marketing, advertising, distribution, sale or importation of any Licensed Product by or on behalf of Licensee or any of its Sublicensees, (d) the negligent or willful acts or omissions of Licensee or any of its Sublicensees, (e) any allegations that the Licensed Products developed, manufactured, sold, distributed or rendered by or on behalf of Licensee or any Sublicensee and/or any trademarks, service marks, logos, symbols, slogans or other materials used in connection with or to market Licensed Products violate or infringe upon the trademarks, service marks, trade dress, trade names, copyrights, patents, works of authorship, inventorship rights, trade secrets, database rights, rights under unfair competition laws, rights of publicity, privacy or defamation, or any other intellectual or industrial property right of any third party, (f) Licensee’s or any Sublicensee’s failure to comply with any applicable laws, rules or regulations in connection with activities contemplated by this Agreement, and/or (g) the labeling, packaging or patent marking of any Licensed Product or containers thereof by or on behalf of Licensee or any Sublicensee. In each case, Licensee’s liability for damages under its indemnity shall be reduced or apportioned to the extent such Claim was proximately caused by or resulted from the gross negligence or willful misconduct of any Indemnitee. Licensee shall not enter into any settlement, stipulated judgment or other arrangement with respect to such Claims that (i) imposes any obligation on Indemnitees, (ii) does not unconditionally release Indemnitees from all liability, or (iii) would have an adverse effect on TSRI’s reputation or business, without TSRI’s prior written consent. Notwithstanding the above, Indemnitees, at their expense, shall have the right to retain separate independent counsel to assist in defending any such Claims. In the event Licensee fails to promptly indemnify and defend such Claims and/or pay Indemnitees’ expenses as provided above, Indemnitees shall have the right, but not the obligation, to defend themselves, and in that case, Licensee shall reimburse Indemnitees for all of their reasonable attorney’s fees, costs and damages incurred in settling or defending such Claims within thirthy (30) days of each of Indemnitees’ written requests. This indemnity shall be a direct payment obligation and not merely a reimbursement obligation of Licensee to Indemnitees.

8.2          Insurance.

8.2.1           TSRI as Additional Insured. Licensee shall name TSRI and Indemnitees as “additional insureds” on any commercial general liability and product liability insurance policies maintained by Licensee, its Affiliates and Sublicensees applicable to the Licensed Products.

8.2.2           Coverages. Beginning at the time any Licensed Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or a Sublicensee, Licensee shall, at its sole expense, procure and maintain commercial general liability insurance with reputable insurers in amounts not less than *** per occurrence and *** annual aggregate. Prior to the initiation of the first clinical trial and continuing throughout the clinical trials involving any Licensed Product, Licensee shall, at its sole expense, procure and maintain commercial general liability insurance with reputable insurers in the same amounts as specified above. . Such commercial general liability insurance shall provide coverage for: (i) product liability; (ii) completed operations; (iii) clinical trials, as applicable; (iv) broad form property damage; (v) advertising injury; (vi) premises operation; (vii) personal injury; and (viii) contractual liability coverage for Licensee’s indemnification and other obligations under this Agreement. If Licensee desires to self-insure all or part of the limits described above, such self-insurance program must be approved in advance by TSRI in its sole discretion. The insurance coverage amounts specified herein or the maintenance of such insurance policies shall not in any way limit Licensee’s indemnity or other liability under this Agreement.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.2.3           Waiver of Subrogation. Licensee, on behalf of itself and its insurance carriers, waives any and all claims and rights of recovery against TSRI and the Indemnitees, including without limitation all rights of subrogation, with respect to either party’s performance under this Agreement or for any loss of or damage to Licensee or its property or the property of others under its control. Licensee’s commercial general liability insurance policy shall also include a waiver of subrogation consistent with this Section in favor of TSRI and the Indemnitees. Licensee shall be responsible for obtaining such waiver of subrogation from its insurance carriers. Licensee’s insurance policies shall be primary and not contributory to any insurance carried by its Sublicensees or by TSRI. At the time when Licensee sends its annual progress report to TSRI under Section 5.2 and upon TSRI’s additional request, Licensee shall deliver to TSRI copies of insurance certificates and endorsements that comply with the requirements of this Section 8.2.

8.2.4           Cancellation/Changes in Coverages. Licensee shall provide TSRI with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material adverse change in any such insurance, provided that if Licensee itself becomes aware of any such cancellation, non-renewal or material adverse change less than fifteen (15) days before such cancellation, non-renewal or material adverse change becomes effective, through no fault of Licensee, then Licensee shall provide TSRI with written notice as promptly as possible after Licensee becomes aware of the same. If Licensee does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period (or prior to the cancellation, non-renewal or material change in the existing policy), TSRI shall have the right to immediately terminate this Agreement by providing written notice to Licensee and without any additional cure periods.

8.2.5           Continuation of Coverage. Licensee shall maintain such commercial general liability and product liability insurance beyond the expiration or termination of this Agreement during (a) the period that any Licensed Product is being commercially distributed or sold by or on behalf of Licensee or a Sublicensee; and (b) a reasonable period after the period referred to in sub-clause (a) above, which in no event shall be less than ten (10) years.

9.           Limited Warranty, Disclaimer and Limitation of Liability.

9.1           Limited Warranty. TSRI hereby represents and warrants that it has full right and power to enter into this Agreement and to grant the license and rights granted to Licensee herein.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.2           Disclaimer. EXCEPT AS PROVIDED IN SECTION 9.1, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS CONCERNING LICENSED PATENT RIGHTS OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, TITLE, ACCURACY OR ARISING OUT OF COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE, AND EACH PARTY DISCLAIMS ALL SUCH EXPRESS, IMPLIED OR STATUTORY WARRANTIES. NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION AS TO THE VALIDITY, SCOPE OR ENFORCEABILITY OF ANY OF THE LICENSED PATENT RIGHTS, OR THAT ANY LICENSED PRODUCT OR LICENSED PATENT RIGHTS WILL NOT INFRINGE ANY THIRD PARTY RIGHTS, OR THAT NO THIRD PARTY IS IN ANY WAY INFRINGING UPON OR MAY INFRINGE UPON ANY LICENSED PATENT RIGHTS COVERED BY THIS AGREEMENT. FURTHER, TSRI HAS MADE NO INVESTIGATION AND MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PATENT RIGHTS ARE SUITABLE FOR LICENSEE’S PURPOSES.

9.3           Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR EXPECTED SAVINGS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, EXCEPT WITH RESPECT TO LICENSEE’S INDEMNITY OBLIGATIONS UNDER SECTION 8.1. TSRI’S AGGREGATE LIABILITY, IF ANY, FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY LICENSEE TO TSRI UNDER THIS AGREEMENT. THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY TO ALL CLAIMS AND ACTIONS OF ANY KIND AND ON ANY THEORY OF LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), OR ANY OTHER GROUNDS, AND REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES FURTHER AGREE THAT EACH WARRANTY DISCLAIMER, EXCLUSION OF DAMAGES OR OTHER LIMITATION OF LIABILITY HEREIN IS INTENDED TO BE SEVERABLE AND INDEPENDENT OF THE OTHER PROVISIONS BECAUSE THEY EACH REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

10.         Confidentiality and Publicity.

10.1         Treatment of Confidential Information. The parties agree that during the term of this Agreement, and for a period of five (5) years after this Agreement terminates, a party receiving Confidential Information of the other party will (a) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary information, but with no less than a reasonable degree of care; (b) not disclose such Confidential Information to any third party without the other party’s prior written consent; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement. Notwithstanding the foregoing, if a party is required by law, regulation or court order to disclose Confidential Information of the other party, the party required to make such disclosure shall (i) promptly send a copy of the order or notice to the other party not less than ten (10) days before the proposed disclosure (or such shorter period of time as may be reasonably practical under the circumstances); (ii) reasonably cooperate with the other party if the other party wishes to object or condition such disclosure through a protective order or otherwise; (iii) limit the extent of such disclosure to the minimum required to comply with the order or notice; and (iv) use reasonable efforts to seek confidential treatment (i.e., filing “under seal”) for that disclosure. In addition, a party may disclose Confidential Information of the other party to its Affiliates and employees, to Sublicensees and potential Sublicensees, to investors or acquirers or potential investors or acquirers of a party in connection with due diligence or similar investigations or in confidential financing documents, to an organization to whom TSRI intends to assign or transfer or does assign or transfer this Agreement or the payment obligations due hereunder to TSRI, provided, in each case, that any such third party agrees in writing to be bound by terms of confidentiality and non-use at least as stringent as those set forth in this Section 10.1 (except that the duration of the confidentiality obligation need not match the duration stated in this Section 10.1), but with no further right to disclose or otherwise distribute the other party’s Confidential Information.

10.2         Publications. Licensee agrees that TSRI shall have a right to publish in accordance with its general policies, and that, subject to TSRI’s compliance with Section 10.1 as it applies to Confidential Information of Licensee, this Agreement shall not restrict, in any fashion, TSRI’s right to publish.

10.3         Publicity. Except as otherwise required by applicable law, rule or regulation (including, without limitations, rules of the Securities and Exchange Commission and rules of any stock exchange upon which Licensee’s securities may be listed), no party shall originate or distribute any publication, news release or other public announcement, written or oral, whether in the public press, stockholders’ reports or otherwise, relating to this Agreement or to any sublicense hereunder, or to the performance hereunder or under any such sublicense agreements, without the prior written approval of the other party, which approval shall not be unreasonably withheld. Scientific publications published in accordance with Section 10.2 of this Agreement shall not be construed as publicity governed by this Section 10.3.

11.         Term and Termination.

11.1        Term. Unless terminated sooner in accordance with the terms set forth herein, this Agreement shall expire upon the expiration of all Licensed Patent Rights.

11.2        Termination Upon Mutual Agreement. This Agreement may be terminated by mutual written consent of both parties.

11.3        Termination by TSRI. TSRI has the right to immediately terminate this Agreement as follows (unless a further cure period is provided below):

(a)          If Licensee does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Section 13.2) within thirty (30) days after the date of TSRI’s written notice of such non-payment;

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)          If Licensee defaults upon any of its material obligations hereunder (other than any payment obligation, which is subject to Section 11.3(a)), including, without limitation, its indemnification or insurance obligations under Section 8 and does not cure such default within thirty (30) days after receipt of notice from TSRI specifying in reasonable detail the nature of such default

(c)          As provided in Section 5.3;

(d)          Upon TSRI’s written notice to Licensee in the event Licensee has a petition in bankruptcy filed for or against it, has a receiver appointed over any of Licensee’s assets, makes an assignment for the benefit of creditors, or has any other proceedings filed against Licensee under any bankruptcy or insolvency laws;

(e)          If Licensee is convicted of a felony relating to the development, manufacture, use, marketing, distribution or sale of Licensed Products; or

(f)          In the event Licensee or a Sublicensee directly or indirectly institutes or makes any Challenges;

(g)         If an audit pursuant to Section 6 shows an underreporting or underpayment by Licensee or any Sublicensee of fifteen percent (15%) or more for any twelve (12) month period and Licensee or Sublicensee does not cure such underpayment within thirty (30) days after the report of such underreporting or underpayment; or

(h)         Except as provided in subparagphs (a) – (g) above, if Licensee defaults in the performance of any other obligations under this Agreement and the default has not been remedied within thirty (30) days after the date of TSRI’s written notice of such default.

11.4         Termination by Licensee. Licensee may terminate this Agreement by giving *** days’ advance written notice of such termination to TSRI.

11.5         Rights Upon Expiration. Upon the expiration of this Agreement, neither party shall have any further rights or obligations, other than the obligation of Licensee to make any and all reports and payments due under Sections 3, 4, 7 and 11.8 with respect to events that occurred prior to such expiration in accordance with Sections 3.3, 4, 5.4, 5.5, 5.6 and 7.3 (all of which Sections referenced in this sentence shall survive such expiration for such purposes). Notwithstanding the above, Sections 1, 2.3, 2.5, 2.6, 6 (for the period described therein), 7.4, 8.1, 8.2 (for the period described therein), 9.2, 9.3, 10, 11.5, 12 and 13 shall also survive the expiration of this Agreement.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.6        Rights Upon Termination.

11.6.1     Notwithstanding any other provision of this Agreement, upon any termination of this Agreement prior to the regularly scheduled expiration date of this Agreement, the licenses granted hereunder shall terminate and revert to TSRI, and all sublicenses granted by Licensee shall also automatically terminate. Except as otherwise provided in Section 11.7 of this Agreement with respect to work-in-progress, upon such termination, Licensee and subject to Section 11.6.2, its Sublicensees shall have no further right to develop, manufacture, market, distribute or sell any Licensed Product or to otherwise practice or use any Licensed Patent Rights. Upon any such termination, Licensee shall promptly return all materials, samples, documents, information and other items which embody or disclose any Licensed Patent Rights; provided, however, that Licensee shall not be obligated to provide TSRI with Licensee’s proprietary information which Licensee can show that it independently developed Any such termination shall not relieve either party from any obligations accrued to the date of such termination, including without limitation the obligation of Licensee to make any and all reports and payments due under Sections 3, 4, 7 and 11.7 with respect to events that occurred prior to such termination or as provided in Section 11.7, in accordance with Sections 3.4, 4, 5.4, 5.5, 5.6 and 7.3 (all of which Sections referenced in this sentence shall survive such termination for such purposes). In addition, Sections 1, 2.3, 2.5, 6 (for the period described therein), 7.4, 8.1, 8.2 (for the period described therein), 9.2, 9.3, 10, 11.6, 11.7, 12 and 13 shall also survive the termination of this Agreement.

11.6.2     At the election of the applicable Sublicensee upon written notice to TSRI, the sublicense granted hereunder to such Sublicensee that was in effect immediately prior to termination of this Agreement will survive such termination, with TSRI as the Sublicensee’s direct licensor, subject to the following conditions:

(a)          such Sublicensee is not then in default under its sublicense;

(b)          Sublicensee must pay to TSRI all past due royalties, non-royalty revenue, patent costs and all other monies owed by Licensee to TSRI under this Agreement within thirty (30) days after receipt of an itemized invoice from TSRI (or such Sublicensee’s pro rata share of such monies if there are multiple Sublicensees); and

(c)          within sixty (60) days after termination of this Agreement, such Sublicensee shall execute and deliver to TSRI, for signature by TSRI, a license agreement between such Sublicensee and TSRI (the “New License Agreement”), which New License Agreement shall be subject to the same non-financial terms and conditions as those in this Agreement; provided, however, that each New License Agreement shall contain substantially the same terms and conditions regarding sublicense scope, sublicense territory, duration of sublicense grant, and diligence obligations of the Sublicensee as the sublicense agreement between such Sublicensee and Licensee; and (i) Sublicensee shall agree in the New License Agreement to terms providing that in no event shall TSRI be liable to Sublicensee for any actual or alleged breach of such sublicense agreement by Licensee; (ii) TSRI shall not have any obligations to such Sublicensee other than TSRI’s obligations to Licensee as set forth herein; (iii) such New License Agreement shall be subordinate and comply in all respects to the applicable provisions of this Agreement; (iv) such Sublicensee’s payment obligations with respect to its surviving license to the Licensed Patent Rights shall be those set forth in this Agreement (and not those set forth in the sublicense agreement between such Sublicensee and Licensee); and (v) in no event shall TSRI be obliged to accept provisions in the New License Agreement (A) unless such provisions correspond to rights granted by Licensee to Sublicensee in conformance with this Agreement, and such provisions are not in conflict with the rights, duties and obligations accruing to Licensee under this Agreement; or (B) where such provisions are inconsistent with the legal obligations under any other sublicense agreement granted by Licensee, or by applicable federal, state or local statute or regulation. Licensee must include or specifically reference this Section 11.6.2 in each of its sublicense agreements in order for such Sublicensee’s sublicense to survive termination of this Agreement.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.7         Work-in-Progress. Upon any early termination of the licenses granted hereunder, Licensee shall be entitled to finish any work-in-progress and to sell any completed inventory of Licensed Products which remain on hand as of the termination date, so long as Licensee sells such inventory in the normal course of business and at regular selling prices and pays to TSRI the royalties applicable to such subsequent sales in accordance with the provisions of this Agreement, provided that no such sales shall be permitted following the date that is six (6) months after the termination date.

11.8         Final Royalty Report. Upon termination or expiration of this Agreement, Licensee shall promptly submit a final report to TSRI, and any payments due to TSRI under this Agreement that accrued prior to such termination or expiration shall be paid by Licensee to TSRI at the time of delivery of the final report.

12.         Assignment; Successors.

12.1         Assignment. Any and all assignments of this Agreement or any rights granted hereunder by Licensee without TSRI’s prior written consent are void, except Licensee may assign this Agreement or rights granted hereunder without the prior written consent of TSRI (i) to an Affiliate of Licensee; or (ii) to a successor in interest to all or substantially all of the assets of Licensee, whether by way of a merger, consolidation, sale of assets, sale of stock, or similar transaction. TSRI has the right to assign this Agreement or the Licensed Patent Rights for monetization purposes or any or all of the payment obligations due to TSRI under this Agreement to any third party without Licensee’s prior written consent, provided that Licensee retains all rights set forth in this Agreement and under the license to the Licensed Patent Rights granted herein.

12.2         Binding Upon Successors and Assigns. Subject to the limitations on assignment in Section 12.1, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of TSRI and Licensee. Any successor or assignee of Licensee’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by Licensee and such written assumption shall be delivered to TSRI Any such successor or assignee of TSRI’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by TSRI and such written assumption shall be delivered to Licensee.

13.         General Provisions.

13.1         Independent Contractors. The relationship between TSRI and Licensee is that of independent contractors. TSRI and Licensee are not joint venturers, partners, principal and agent, master and servant, employer and employee, and have no other relationship other than independent contracting parties. TSRI and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.2         Late Payments. Late payments of any and all amounts due hereunder shall bear interest from the due date until the date paid at a rate of one and one-half percent (1½%) per month, or Two Hundred Fifty Dollars ($250), whichever is greater.

13.3         Governmental Approvals and Compliance. Licensee shall, at its expense, be responsible for obtaining all necessary governmental approvals for the development, production, distribution, performance, sale and use of any Licensed Product, and shall comply with all applicable laws, rules and regulations in conducting its activities under this Agreement. Licensee shall, at its expense, also be responsible for any warning labels, packaging and instructions produced or distributed with respect to the use of Licensed Products and for the quality control for any Licensed Products.

13.4         Patent Marking. To the extent required by applicable law, Licensee and its Sublicensees shall properly mark all Licensed Products or their containers in accordance with the applicable patent marking laws. Upon TSRI’s request, Licensee shall provide to TSRI copies of its patent marking of all Licensed Products.

13.5         No Use of Name. The use of the name “The Scripps Research Institute”, “Scripps”, “TSRI” or any variation thereof in connection with the marketing, advertising, distribution, sale or performance of Licensed Products is expressly prohibited.

13.6         U.S. Manufacture. To the extent required, Licensee agrees that it and its Sublicensees will abide by the Preference for United States Industry as set forth in 37 C.F.R. Section 401.14 (I), which requires that any Licensed Product sold in the United States shall be manufactured substantially in the United States.

13.7         Foreign Registration. Licensee agrees, at its expense, to register this Agreement with any foreign governmental agency which requires such registration.

13.8         Dispute Resolution. Any dispute or claim between the parties arising out of or relating to this Agreement, including without limitation the breach thereof, shall be resolved according to the following dispute resolution procedures:

(a)          Such dispute shall be first addressed by the representatives of TSRI and Licensee who have primary responsibility for managing this Agreement.

(b)          If the dispute is not resolved by such representatives within fifteen (15) days after the date either party gives written notice that such dispute exists, then the dispute shall be referred to and addressed by the senior management of each party.

(c)          If such dispute is not resolved by the parties’ senior management within thirty (30) days after the date the dispute is referred to them, then the dispute shall be submitted to mediation. The mediator shall be a retired judge or other neutral third party mutually selected by TSRI and Licensee who has at least ten (10) years’ experience in mediating or arbitrating cases in the bio-pharmaceutical industry and regarding the same or substantially similar subject matter as the dispute between Licensee and TSRI. If the parties are unable to agree on such mediator within twenty (20) days after they exchange initial lists of potential mediators, a mediator with the same qualifications will be selected by the JAMS office in San Diego located at 401 B Street, San Diego, CA 92101 (after consultation with the parties).

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d)          The location of the mediation shall be in the County of San Diego, California. TSRI and Licensee hereby irrevocably submit to the exclusive jurisdiction and venue of the mediator mutually selected by the parties or to the neutral mediator selected by JAMS of San Diego for purposes of the mediation, and to the exclusive jurisdiction and venue of the federal and state courts located in San Diego County, California for any action or proceeding regarding this Agreement in the event mediation is unsuccessful as provided in sub-clause (e) below, or as provided in sub-clause (f) below, and waive any right to contest or otherwise object to such exclusive jurisdiction or venue, including without limitation any claim that such exclusive venue is not a convenient forum.

(e)          If the dispute is not resolved through mediation, either party may refer the dispute to a court of competent jurisdiction in San Diego County, California.

(f)          Notwithstanding anything to the contrary in this Agreement, prior to or while a mediation proceeding is pending, either party has the right to seek and obtain injunctive and other equitable relief from a court of competent jurisdiction to enforce that party’s rights hereunder.

13.9         Entire Agreement; Modification. This Agreement and all of the attached Exhibits (which are incorporated herein) set forth the entire agreement between the parties as to the subject matter hereof, and supersede all prior or contemporaneous agreements or understandings, whether oral or written, regarding this subject matter. This Agreement cannot be amended except by a written instrument signed by both parties.

13.10        California Law. This Agreement shall be construed and enforced according to the laws of the State of California without regard to its conflicts or choice of law rules.

13.11        Headings. The headings for each Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Section.

13.12        Severability. If any provision of this Agreement is judicially determined to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect, and the stricken provision shall be revised in a manner that best reflects the original intent of the parties.

13.13        No Waiver. The failure of a party to enforce any of its rights hereunder or at law or in equity shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other party, unless such waiver is in writing and signed by the waiving party.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.14         Name. Whenever there has been an assignment by Licensee as permitted by this Agreement, the term “Licensee” as used in this Agreement shall also include and refer to, if appropriate, such assignee.

13.15         Attorneys’ Fees. In the event of a dispute between the parties or any default hereunder, the party prevailing in the resolution of such dispute or default shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with resolving such dispute or default, in addition to any other relief to which it is entitled. Notwithstanding anything to the contrary herein, the parties agree that this Section 13.15 shall not apply and attorney’s fees and costs shall not be awarded to either party with respect to any Challenge or any action where Licensee or a Sublicensee alleges that it is not required to comply with or perform some or all of the provisions of this Agreement based upon a good faith claim that any of the Licensed Patent Rights are invalid or unenforceable.  TSRI and Licensee each represent that it has been represented by its own counsel in the negotiation and execution of this Agreement.   Each party further represents that it has relied solely on the advice and representation of its respective counsel in agreeing to this Section 13.15 and all of the other provisions of this Agreement.

13.16         Notices. Any notices required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when received; (b) by overnight courier guaranteeing next-day delivery, upon the next business day immediately following delivery to such overnight courier; or (c) by registered or certified mail, return receipt requested and postage prepaid, upon verification of receipt. Notices shall be sent to the respective addresses set forth below, unless subsequently changed by written notice to the other party:

For TSRI:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-9
La Jolla, California 92037
Attention: Vice President, Business Development

with a copy to:	The Scripps Research Institute
10550 North Torrey Pines Road, TPC-8
La Jolla, California 92037
Attention: Chief Business Counsel

For Licensee:	Fabrus, Inc.
11099 North Torrey Pines Road, Suite 230
La Jolla, California 92037
Attention: Chief Executive Officer

With a copy to:	Cooley llp
4401 Eastgate Mall
San Diego, California 92121
Attention: L. Kay Chandler
Fax No.: (858) 550-6014

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.17         Counterparts. This Agreement may be executed in several counterparts that together shall constitute originals and one and the same instrument.

13.18         Cumulative Remedies. The rights and remedies stated in this Agreement shall be cumulative and in addition to any other rights and remedies the parties may have at law or in equity.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

TSRI:		LICENSEE:

THE SCRIPPS RESEARCH INSTITUTE		FABRUS, INC.

By:	/s/ Scott Forest	By:	/s/ Ron Martell

Title:	VP, Business Development	Title:	CEO

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

LICENSEE’S COMMERCIAL DEVELOPMENT PLAN

***

***

***

***

***

***

***

***

***

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

BENCHMARKS

Benchmarks	Date by which Licensee must meet Benchmarks
Initiation of *** of a Licensed Product	*** from the Effective Date
Initiation of *** of a Licensed Product	*** from the Effective Date
Initiation of *** of a Licensed Product	*** from the Effective Date

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

REPORTING EVENTS

Licensee shall notify TSRI in writing of each of the following events with respect to each Licensed Product in the United States, Europe or Japan within thirty (30) days of such occurrence:

1.          ***

2.          ***

3.          ***

4.          ***